Exhibit 99 (a)(1)(E)

Offer to Exchange for Shares

by

WOWJOINT HOLDINGS LIMITED

of

up to 7,700,642 of its Outstanding Warrants

at an Exchange Ratio of 15.9 Warrants for One Share of the Company

THE TENDER OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON APRIL 18, 2012, UNLESS THE TENDER OFFER IS EXTENDED.

To Our Clients:

Enclosed for your consideration are the Offer to Exchange, dated March 22, 2012 (the “Offer to Exchange”), and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the “Offer”), in connection with the offer by Wowjoint Holdings Limited (the “Company”), a company incorporated under the laws of the Cayman Islands and successor to China Fundamental Acquisition Corporation, a Cayman Islands corporation, to the holders of the Company’s issued and outstanding public warrants (the “Warrants”) to purchase an aggregate of 7,700,642 shares of the Company, par value $0.001 per share (the “Shares”), to permit, during the Offer Period, the exchange of 15.9 Warrants for one Share.  The “Offer Period” is the period of time commencing on March 22, 2012 and ending at 5:00 p.m. Eastern Time, on April 18, 2012, or such later date to which the Company may extend the Offer (the “Expiration Date”).

NO SCRIPT OR FRACTIONAL SHARES WILL BE ISSUED. WARRANTS MAY ONLY BE EXCHANGED FOR WHOLE SHARES.  Holders of warrants who would otherwise have been entitled to receive fractional shares will, after aggregating all such fractional shares of such holder, receive the number of shares as rounded up to the nearest whole share.

WARRANTS NOT EXCHANGED FOR SHARES SHALL REMAIN SUBJECT TO THEIR ORIGINAL TERMS AND SHALL EXPIRE ON MAY 15, 2012.

IT IS THE COMPANY’S CURRENT INTENTION NOT TO CONDUCT ANOTHER OFFER DESIGNED TO INDUCE THE EXCHANGE OF THE WARRANTS.  HOWEVER, THE COMPANY RESERVES THE RIGHT TO DO SO IN THE FUTURE, AS WELL AS TO EXERCISE ITS ABILITY TO REDEEM THE WARRANTS IF AND WHEN IT IS PERMITTED TO DO SO PURSUANT TO THE TERMS OF THE WARRANTS.

You may tender and exchange some or all of your Warrants.  Please follow the instructions in this document and the related documents, including the accompanying Letter of Transmittal , to submit your Warrants. In addition, in the event Warrants you wish to exchange pursuant to the Offer are included as part of a unit held by you, you must instruct us in the accompanying letter from you to separate the units prior to exchange.

On the terms and subject to the conditions of the Offer, the Company will allow you to exchange all Warrants properly tendered before the Expiration Date and not properly withdrawn at an exchange ratio of 15.9 Warrants for one Share.

We are the owner of record of shares held for your account. As such, we are the only ones who can exchange and tender your Warrants, and then only pursuant to your instructions. We are sending you the Letter of Transmittal for your information only; you cannot use it to exchange and tender Warrants we hold for your account.

Please instruct us as to whether you wish us to exchange any or all of the Warrants we hold for your account on the terms and subject to the conditions of the Offer.

Please note the following:

1.	You may exchange your Warrants at the rate of 15.9 Warrants for one Share of the Company.

2.	The Offer is subject to certain conditions set forth in Sections 1 through 4 of the Offer to Exchange.

3.	The Offer and withdrawal rights will expire at 5:00 p.m., New York City time, on April 18, 2012, unless the Company extends the Offer.

4.	The Offer is for up to 7,700,642 Warrants, constituting 100% of the issued and outstanding Warrants of the Company as of March 19, 2012 and an additional 435,886 warrants to be issued as a result of the payment of a stock dividend to all holders of Shares as of March 31, 2012.

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5.	Tendering Warrant holders who are registered Warrant holders or who tender their Warrants directly to Continental Stock Transfer & Trust Company will not be obligated to pay any brokerage commissions.

6.	If your Warrants are held as part of the Company’s outstanding Units, you must first instruct us to separate the Units before the Warrants can be exchanged.

If you wish to have us exchange any or all of your Warrants, please so instruct us by completing, executing, detaching and returning to us the attached Instruction Form. If you authorize us to exchange your Warrants, we will exchange all your Warrants unless you specify otherwise on the attached Instruction Form.

Your prompt action is requested. Your Instruction Form should be forwarded to us in ample time to permit us to submit a tender on your behalf before the Expiration Date of the Offer. Please note that the Offer and withdrawal rights will expire at 5:00 p.m., New York City time, on April 18, 2012, unless the Offer is extended.

The Offer is being made solely under the Offer to Exchange and the Letter of Transmittal and is being made to all holders of Warrants. The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Warrants residing in any jurisdiction in which the making of the tender offer or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction.

The Company’s Board of Directors has approved the Offer. However, neither the Company’s management nor its Board of Directors, Officers, or Employees, nor the Depositary or Information Agent makes any recommendation to any warrant holder as to whether to exchange or refrain from tendering and exchanging any Warrants. The Company has not authorized any person to make any recommendation. You should carefully evaluate all information in the Offer and should consult your own investment and tax advisors. You must decide whether to exchange your Warrants and, if so, how many Warrants to exchange.  In doing so, you should read carefully the information in the Offer to Exchange and the Letter of Transmittal.

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Instruction Form with Respect

to

Offer to Exchange for Shares

by

WOWJOINT HOLDINGS LIMITED

of

up to 7,700,642 of its Outstanding Warrants

at an Exchange Ratio of 15.9 Warrants for One Share of the Company

The undersigned acknowledges receipt of your letter and the enclosed Offer to Exchange, dated March 22, 2012 (the “Offer to Exchange”), and the Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the “Offer”), in connection with the offer by Wowjoint Holdings Limited (the “Company”), a company incorporated under the laws of the Cayman Islands and successor to China Fundamental Acquisition Corporation, a Cayman Islands corporation, to the holders of the Company’s issued and outstanding public warrants (the “Warrants ”) to purchase an aggregate of 7,700,642 shares of the Company, par value $0.001 per share, (the “Shares”), during the Offer Period, to permit the exchange of 15.9 Warrants for one Share.  The “Offer Period” is the period of time commencing on March 22, 2012 and ending at 5:00 p.m. Eastern Time, on April 18, 2012, or such later date to which the Company may extend the Offer (the “Expiration Date”).

The undersigned hereby instructs you to exchange the number of Warrants indicated below or, if no number is indicated, all Warrants you hold for the account of the undersigned, on the terms and subject to the conditions of the Offer.

☐	(Please check if any or all of your Warrants being exchanged are part of a Unit.) As the Warrants you are being instructed to exchange pursuant to the Offer are held as part of a Unit, please separate the Unit and undertake all actions necessary to allow for the exchange of the outstanding Warrants.

In participating in the Offer, the undersigned acknowledges that: (1) the Offer is established voluntarily by the Company, it is discretionary in nature and it may be extended, modified, suspended or terminated by the Company as provided in the Offer to Exchange; (2) the undersigned is voluntarily participating in the Offer and is aware of the condition of the Offer; (3) the future value of the Shares is unknown and cannot be predicted with certainty; (4) the undersigned has received the Offer to Exchange; and (5) regardless of any action that the Company takes with respect to any or all income/capital gains tax, social security or insurance, transfer tax or other tax-related items (“Tax Items”) related to the tender offer and the disposition of Warrants, the undersigned acknowledges that the ultimate liability for all Tax Items is and remains his or her sole responsibility. In that regard, the undersigned authorizes the Company to withhold all applicable Tax Items legally payable by the undersigned.

Number of Warrants to be exchanged by you for the account of the undersigned: _________________

*	No scrip or fractional shares will be issued. Warrants may only be exchanged for whole shares. Holders of warrants who would otherwise have been entitled to receive fractional shares will, after aggregating all such fractional shares of such holder, receive the number of shares as rounded up to the nearest whole share.

**	Unless otherwise indicated it will be assumed that all Warrants held by us for your account are to be exchanged

Signature(s):

Name(s):
(or print)

Taxpayer Identification Number:

Address(es):
(Including Zip Code)
Area Code/Phone Number:

Dated: , 2012

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